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Exhibit 10.8

LICENSE AGREEMENT

between

ROCHE DIAGNOSTICS GMBH, Sandhoferstr. 116, D-68305 Mannheim Germany

and ROCHE DIAGNOSTICS CORPORATION, 9115 Hague Road,
Indianapolis, IN 46250-0547, USA

(hereinafter collectively referred to as "ROCHE")

on the one hand

and

HELICOS BIOSCIENCES CORPORATION, One Kendall Square, Building 200, Cambridge, MA 02139, USA

(hereinafter referred to as "HELICOS")

on the other hand

PREAMBLE

        ROCHE is the owner of [***] and any foreign applications or patents claiming priority thereto, including but not limited to U.S. Patent [***] and any continuation, continuation-in-part, divisional, and foreign patent applications (and corresponding issued patents) relating to a method for sequencing DNA. HELICOS is interested in obtaining access to this technology and ROCHE is willing to grant to HELICOS a semi-exclusive deblocking license, subject only to the Existing License, under its aforementioned patent rights in order to allow HELICOS to market products for analyzing a target polynucleotide sequence on a support.

1.     Definitions

In this Agreement, unless the context otherwise requires:

1.1
"Field" shall mean the analysis of a target polynucleotide sequence on a support;

1.2
"Existing License" shall mean the license granted to Existing Licensee in July 2002;

1.3
"Existing Licensee" shall mean [***];

1.4
"HELICOS Affiliate" shall mean any corporation, partnership or other business organization that HELICOS directly or indirectly controls. For the purpose of this Agreement "control" shall mean the holding of fifty percent (50%) or more of the voting stock or other ownership interest of the corporation or business entity involved;

1.5
"Licensed Patents" shall mean the patent applications and patents listed in Appendix A as well as any addition, continuation, continuation-in-part, division, extension, reissue, re-examination, application or substitution with respect thereto;

1.6
"Licensed Products" shall mean an instrument, associated consumables and/or kit/s exclusively designed for analyzing a target polynucleotide sequence on a support, that would, in the absence of this deblocking License, infringe Licensed Patents;

1.7
"Net Sales" shall mean the gross invoice price for sales of Licensed Products less deductions for returns (including withdrawals and recalls), sales rebates (price reductions), volume (quantity) discounts, sales taxes and other taxes directly linked to the sales and an additional lump deduction of eight percent (8%) of the gross invoice price to account for all other expenses such as custom duties, transportation costs and other direct expenses;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.8
"Territory" shall mean the whole world.

1.9
"Economic Sublicense" shall mean a sublicense of a Licensed Patent in exchange for revenue (e.g., upfront-fees, royalty payments, milestone or minimum payments).

1.10
"Non-Economic Sublicense" shall mean a sublicense of a Licensed Patent in contemplation of the settlement of litigation or threatened litigation in which rights under this Agreement are exchanged for rights to third party intellectual property.

2.     Grant

2.1
ROCHE hereby grants and HELICOS hereby accepts a semi-exclusive license, subject only to the Existing License, under Licensed Patents to manufacture, have manufactured, market, use, import, and sell Licensed Products in the Territory. HELICOS shall have a right to sublicense under the terms set forth in Art. 3.1 d) and 3.1 e) and as long as HELICOS fulfils the conditions for a semi-exclusive license.

2.2
Notwithstanding Art. 2.1 above, HELICOS shall have the right to grant sublicenses to any HELICOS Affiliate without notice to ROCHE. However, HELICOS will retain primary responsibility to ROCHE for all obligations imposed upon it under this Agreement.

2.3
Except for the Existing License ROCHE will not grant any additional license in the Field for at least 3 years from the effective date. Beginning on the fourth anniversary of the effective date of this Agreement, ROCHE will not grant any additional license in the Field as long as HELICOS pays the semi-exclusive minimal license fee set forth in Article 3.1 (b) below.

2.4
ROCHE agrees that during the time HELICOS is semi-exclusively licensed hereunder, ROCHE will cause the Existing Licensee to agree to accept a non-exclusive license excluding the Field should the Existing Licensee be acquired by another party or should the Existing Licensee sell the technology for which it requires a license under the Licensed Patents

3.     Payment

3.1
In consideration of the license granted as per Art. 2 above, HELICOS undertakes to pay to ROCHE:

a)
a license issuance fee of Euro one-hundred and seventy-five thousand (€175,000) due within thirty (30) days of the effective date of this Agreement;

b)
an annual minimal license fee of Euro ten thousand (€10,000) within sixty (60) days of the first anniversary of the effective date of this Agreement, Euro fifteen thousand (€15,000) within sixty (60) days of the second anniversary of the effective date of this Agreement, Euro twenty thousand (€20,000) within sixty (60) days of the third anniversary of the effective date of this Agreement, an annual minimal license fee of Euro forty thousand (€40,000) within sixty (60) days after four years of the effective date of this Agreement and any anniversary thereof (semi-exclusive minimal license fee). Such minimal royalties are creditable against royalty otherwise due in the same year. Should HELICOS elect to change to a non-exclusive license, then the minimal annual license fees payable within sixty (60) days of the fourth anniversary of the effective date of this Agreement shall be Euro ten thousand (€10,000). Such minimal annual license fee is payable during the term of this Agreement.

c)
a running royalty of [***] on its Net Sales of Licensed Products if sold and/or manufactured in any country of the Territory where Licensed Patents exist.

d)
HELICOS may grant Economic Sublicense under this Agreement at HELICOS' discretion; provided that HELICOS shall pay ROCHE [***] in consideration of such Economic Sublicense.

e)
HELICOS may grant a Non-Economic Sublicense under this Agreement at HELICOS' discretion.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

3.2
Sales between HELICOS and HELICOS Affiliates shall not be subject to any royalty obligation, but in such cases, the royalty shall be calculated upon HELICOS's or HELICOS Affiliates' Net Sales to an independent third party.

3.3
HELICOS's obligations to make royalty payments to ROCHE with respect to a country of the Territory shall exist as long as either the manufacture, or the marketing, using or selling of Licensed Products is covered by Licensed Patents in effect in such country. Notwithstanding the above, the parties agree that in no event shall the total running royalty due to ROCHE exceed [***] on the Net Sales of Licensed Products.

4.     Reports—Times of Payment and Taxes

4.1
HELICOS shall, within sixty (60) days after each anniversary of this Agreement, provide ROCHE with an account of Net Sales in each country of the Territory and the royalty due in respect to the preceding calendar year. At the same time HELICOS shall pay the royalty due, if any, and the minimal licensee for the period covered by such report.

4.2
Royalties payable hereunder shall be made without any deductions whatsoever, except for withholding tax or any other fiscal deductions from time to time required by the government of any country and subject to the deductions recited in Article 1.7 above. All such payments shall be made in Euro (€).

4.3
Withholding tax, if any, levied by a government of any country on payments made by HELICOS to ROCHE hereunder shall be borne by ROCHE. HELICOS shall use reasonable efforts to enable ROCHE to claim exceptions therefrom under any double taxation or similar agreement in force and shall produce to ROCHE proper evidence of payment of all withholding tax.

4.4
HELICOS shall keep or procure to be kept complete and accurate records of the sales of Licensed Products in accordance with generally accepted accounting principles. Such records shall be accessible at any reasonable time during business hours within three (3) years after the end of the royalty period to which such record relates to an independent chartered accountant selected by ROCHE and acceptable to HELICOS, for the purpose of verifying Net Sales and any royalty due. Such accountant shall disclose only information relating to the accuracy of the records, and payments made. The inspection of records shall be at ROCHE's sole cost and expense, unless the inspector concludes that royalties reported on a report or reports of HELICOS are understated by five percent (5%) or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by HELICOS.

4.5
If HELICOS should fail to pay any amount specified under this Agreement at the due date thereof, the amount owed shall bear interest at one and a half percent (1.5%) per month, but in no event more than an amount legally allowed from the due date until paid.

5.     Royalty Stacking

ROCHE agrees that in case HELICOS should be required to pay to any third party royalties under a license of patents required to manufacture, have manufactured, use and sell Licensed Products, HELICOS may decrease the royalties otherwise due to ROCHE by deducting up to [***] of the royalties due to third parties from the royalties due to ROCHE. However, the royalties due to ROCHE shall in no event be lower than [***] of the royalties otherwise due to ROCHE.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

6.     Enforcement of Licensed Patents

Each party shall advise the other promptly upon its becoming aware of any third party's infringement of Licensed Patents. In the event of an infringement of Licensed Patents, the parties agree to consult with each other to attempt to agree on whether legal action should be taken against the infringer, and also to establish the proportion in which they will participate in the costs and expenses of the action, if taken, and in any recoveries or awards resulting therefrom. ROCHE may bring an action for infringement in its own name, but must notify HELICOS of such action. If ROCHE chooses not to bring such action in its own name, HELICOS may bring such action in the United States in its own name and using counsel of its choice, and ROCHE agrees to be named as a plaintiff in such action at the sole and exclusive expense of HELICOS. If HELICOS brings such action, HELICOS agrees that it will pay all reasonable out-of-pocket legal and discovery requests in connection with such action for any substantive expenses of ROCHE reasonably necessary to respond to deposition taken in the litigation, including settlement thereof. HELICOS will obtain approval from ROCHE for settlement of such litigation, which approval shall not unreasonably be withheld. ROCHE shall not be obligated by this Agreement to participate in such a litigation other than as provided above.

7.     Terms and Termination

7.1
This Agreement will become effective upon signature by both parties and, unless terminated sooner as provided hereinbelow or by mutual agreement, will remain in force and will expire upon the expiration of the last to expire of Licensed Patents on a country-by-country basis.

7.2
HELICOS may terminate this Agreement by providing written notice to ROCHE at least ninety (90) days before the termination is to take effect, provided that HELICOS pays all licensing fees accrued under Article 3 through to the date of termination. In the event HELICOS terminates this Agreement in accordance with this Section 7.2, HELICOS shall report to ROCHE the amount of Licensed Products in the possession of HELICOS under this Agreement that HELICOS or any HELICOS Affiliate intends to sell and pay to ROCHE royalties on such reported amount. HELICOS shall destroy any Licensed Products that are not intended to be sold. Royalties on such reported amount shall be calculated based on the average sale price of Licensed Products to third parties for the contract year proceeding the year of termination.

7.3
Failure by either party to this Agreement to comply with any of the obligations and conditions contained herein shall entitle the other party to give the party in default written notice requiring it to cure such default. If the default is not remedied within sixty (60) days after receipt of such notice, the notifying party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to terminate the entire Agreement by giving notice to take effect immediately. The right of either party to terminate the entire Agreement as provided herein shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

7.4
ROCHE or HELICOS may terminate this Agreement upon thirty (30) days written notice if, the other party shall file a petition in bankruptcy or insolvency before a court of competent jurisdiction or apply for an arrangement or for the appointment of a receiver or trustee concerning its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after its filing, or if the other party shall propose or be a party to any dissolution or liquidation, or if one party shall make an assignment for the benefit of creditors.

8.     Miscellaneous

8.1
This Agreement and the license herein granted shall not be assigned by HELICOS to any party except as part of sale of substantially all of HELICOS' business relating to the Licensed Products. HELICOS shall give ROCHE written notice of such assignment and obtain HELICOS's assignees written agreement to abide by the terms of this Agreement and assume all of HELICOS's obligations under this Agreement.

8.2
This Agreement supersedes all previous Agreements, understandings and arrangements, whether written or oral, with respect to the subject matter hereof.

8.3
No amendments, changes, modifications or alterations of this Agreement shall be binding upon either party unless in writing and signed by both parties.

8.4
All titles and captions in this Agreement are for convenience only and shall not be interpreted as having any substantive meaning.

8.5
In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any law, such provision or requirement shall not be enforced but replaced by a valid and enforceable provision or requirement which will achieve as far as possible the economic business intentions of the parties. All other provisions and requirements of this Agreement, however, shall remain in full force and effect.

8.6
Neither party will issue any press release or other public announcements relating to this Agreement without obtaining the other party's written approval, which approval will not be unreasonably withheld.

9.     Confidentiality

        ROCHE and HELICOS agree that the content of this Agreement as well as any financial or other information that either party may learn from the other during the term of this Agreement shall be treated confidentially by both ROCHE and HELICOS:

10.   Notices

        Any notice required or permitted to be given under this Agreement shall be considered properly given if sent by mail, telecopier, or personal courier delivery to the respective address of each party as follows:

To HELICOS:	HELICOS BIOSCIENCES CORPORATION One Kendall Square, Bldg. 200 Cambridge, MA 02139, U.S.A. Attn.: Legal Dept. Fax: +1 617 551 4751
To ROCHE:	ROCHE DIAGNOSTICS GMBH Sandhoferstr. 116 D-68305 Mannheim Attn.: Legal Dept. Fax: +49 621 759 6242
and	ROCHE DIAGNOSTICS CORPORATION 9115 Hague Road Indianapolis, IN 46250-0547, USA Attn.: Senior Legal Counsel

11.   Governing Law and Jurisdiction

        Any dispute under this Agreement shall be adjudicated under the rules of the International Court of Arbitration then applying. Such arbitration shall take place in English in Geneva, Switzerland and shall take place before a three judge panel, the judges to be selected by mutual agreement of the parties.

Mannheim, June 7, 2004	ROCHE DIAGNOSTICS GMBH
/s/ [ILLEGIBLE]
Indianapolis,	ROCHE DIAGNOSTICS CORPORATION
/s/ [ILLEGIBLE]
Cambridge,	HELICOS BIOSCIENCES CORP.
/s/ Stanley N. Lapidus Stanley N. Lapidus President & CEO

Appendix A

        [***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Appendix B

        [***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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  Exhibit 10.8